UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Agreement.

On June 29, 2020, EPR Properties (the "Company") entered into an Amendment No. 1 to Second Amended, Restated and Consolidated Credit Agreement (the "Amendment") relating to the Second Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 2017 (as amended, supplemented or otherwise modified prior to the Amendment, the "Existing Credit Agreement"), among the Company, KeyBank National Association (the "Agent"), as administrative agent, and the other agents and lenders party thereto (the "Lenders"). The Existing Credit Agreement governs the Company's $1.0 billion senior unsecured revolving credit facility (subject to an increase to $2.0 billion pursuant to an "accordion" feature, the "Revolving Credit Facility") and $400.0 million senior unsecured term loan facility (the "Term Loan Facility"). The Company, Agent and Lenders entered into the Amendment to modify certain provisions of the Existing Credit Agreement in light of the continuing financial and operational impacts of the COVID-19 pandemic on the Company and its tenants and borrowers. The Existing Credit Agreement, as amended by the Amendment, is referred to herein as the "Amended Credit Agreement". Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended Credit Agreement.

The Amended Credit Agreement modifies certain provisions of the Existing Credit Agreement during the Covenant Relief Period. The Amended Credit Agreement defines the "Covenant Relief Period" to mean the period of time beginning on June 29, 2020 and, provided no Default or Event of Default then exists, ending on the earlier of (i) April 1, 2021 and (ii) the date on which the Company provides notice to the Agent electing to terminate the Covenant Relief Period, together with evidence that the Company would have been in compliance with the financial covenants under the Amended Credit Agreement at the end of the most recently ended fiscal quarter even if the Covenant Relief Period had not been in effect for such fiscal quarter.

Under the Existing Credit Agreement, the outstanding principal balance of U.S. dollar-denominated loans under the Revolving Credit Facility bears interest at fluctuating rates. These rates are based on LIBOR or the Base Rate, at the Company's option, plus an applicable spread based on the ratings periodically assigned to the Company's senior long-term unsecured debt by rating agencies. The Company also pays a facility fee on the total facility amount ($1.0 billion or, upon the exercise of the "accordion" feature described above, the resulting increased amount), which fee is calculated by multiplying the total facility amount by a fluctuating annual rate based on the ratings periodically assigned to the Company's senior long-term unsecured debt by rating agencies. The Amended Credit Agreement increases the applicable spreads and facility fee relating to the Revolving Credit Facility during the Covenant Relief Period as follows: (i) initially during the Covenant Relief Period, the applicable spreads and facility fee are as set forth in Category 1 below, (ii) if thereafter during the Covenant Relief Period Moody's lowers the Company's long-term unsecured debt rating to Baa3, the applicable spreads and facility fee are as set forth in Category 2 below, and (iii) if at any time during the Covenant Relief Period each of S&P and Fitch lowers the Company's senior long-term unsecured debt rating to BB+ or lower, and Moody's lowers the Company's senior long-term unsecured debt rating to Ba1 or lower, or if none of such ratings are available, the applicable spreads and facility fee are as set forth in Category 3 below.

Category	Base rate spread	LIBOR spread	Facility fee
1	0.375%	1.375%	0.375%
2	0.625%	1.625%	0.375%
3	0.975%	1.975%	0.375%

Under the Existing Credit Agreement, the outstanding principal balance under the Term Loan Facility bears interest at fluctuating rates, which are based on LIBOR or the Base Rate, at the Company's option, plus an applicable spread based on the ratings periodically assigned to the Company's senior long-term unsecured debt by rating agencies. The Amended Credit Agreement increases the applicable spreads relating to the Term Loan Facility during the Covenant Relief Period as follows: (i) initially during the Covenant Relief Period, the applicable spreads are as set forth in Category 1 below, (ii) if thereafter during the Covenant Relief Period Moody's lowers the Company's senior long-term unsecured debt rating to Baa3, the applicable spreads are as set forth in Category 2 below, and (iii) if at any time during the Covenant Relief Period each of S&P and Fitch lowers the Company's senior long-term unsecured debt rating to BB+ or lower, and Moody's lowers the Company's long-term unsecured debt rating to Ba1 or lower, or if none of such ratings are available, the applicable spreads are as set forth in Category 3 below.

Category	Base rate spread	LIBOR spread
1	0.75%	1.75%
2	1.0%	2.0%
3	1.35%	2.35%

Following the expiration or termination of the Covenant Relief Period, the foregoing spread and facility fee amounts will be reduced back to the amounts set forth in the Existing Credit Agreement.

For purposes of both the Revolving Credit Facility and the Term Loan Facility: (i) "LIBOR" is determined based upon the Company's selection of interest periods of one-, two-, three- or six-months for LIBOR loans, subject to availability; and (ii) "Base Rate" is the greater of (a) the agent's prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, or (c) 1.0% above the then-current 30-day LIBOR; provided, however, that, during the Covenant Relief Period, the Base Rate and LIBOR Rate are subject to a minimum floor of 0.50%.

Under the Amended Credit Agreement, the Company is required to apply 100% of the proceeds, net of certain costs, received during the Covenant Relief Period from certain sales or dispositions of assets in excess of $100.0 million in the aggregate, debt issuances or equity issuances, in each case, subject to certain exceptions, as a pro rata prepayment (or offer to prepay, in the case of the Private Placement Bonds (as defined below)) of the Revolving Credit Facility and/or the Term Loan Facility (as the Company may elect), on the one hand, and the Private Placement Bonds, on the other hand. Insofar as any such offer to prepay the Private Placement Bonds is declined by the holders thereof, such amounts are to be applied as a mandatory prepayment of the Revolving Credit Facility and/or the Term Loan Facility, as the Company may elect.

The Amended Credit Agreement imposes certain additional affirmative covenants on the Company as follows:

•
Springing Subsidiary Guarantees. The Company is required to cause certain of its key subsidiaries to guarantee the Company's obligations under the Amended Credit Agreement if, during the Covenant Relief Period, two out of three of the above-mentioned ratings agencies lower the ratings assigned to the Company's senior long-term unsecured debt to below investment grade. If the Company causes one or more of its subsidiaries to guarantee the Company's obligations under the Amended Credit Agreement, it must also cause those subsidiaries to guarantee the Company's obligations under the Private Placement Bonds and its other outstanding senior unsecured notes pursuant to existing agreements with the holders of such indebtedness.

•
Springing Equity Pledges. If, during the Covenant Relief Period, the Company is obligated to cause a subsidiary to deliver a guaranty as provided above and a Pledge Trigger Event occurs, the Company must cause the equity interests of such subsidiary guarantor to be pledged to secure the Company's obligations under the Amended Credit Agreement and the Private Placement Bonds. A "Pledge Trigger Event" means (i) all three of the above-mentioned ratings agencies lower the ratings assigned to the Company's senior long-term unsecured debt to below investment grade, or (ii) the outstanding principal balance of the Revolving Credit Facility exceeds $750.0 million, or (iii) the aggregate amount of cash and cash equivalents of the Company and its subsidiaries is less $550.0 million, subject to a reduction in such amount insofar as the outstanding principal balance of the Revolving Credit Facility is less than $750.0 million. If the Company is required to cause such equity interests to be pledged, the adjusted value of the assets of the pledged subsidiaries must generally be as close as practicable to 150% of the aggregate outstanding principal balance of the Amended Credit Agreement and the Private Placement Bonds, with the amount of such pledged equity adjusted periodically to reflect any change in such adjusted asset value or any increase in such aggregate outstanding principal balance.

•
"Most Favored Nation" Provision. The Amended Credit Agreement also includes a "most favored nations" provision whereby, if the Company were to subsequently provide the holders of the Company's Private Placement Bonds certain additional or more restrictive financial covenants or similar material covenants, the Company is obligated to provide the Lenders such additional or more restrictive covenants under the Amended Credit Agreement.

The Amended Credit Agreement permanently modifies certain financial covenants and provides relief from compliance with certain financial covenants during the Covenant Relief Period as follows:

•
New Minimum Liquidity Financial Covenant. The Company agrees to comply with a new minimum liquidity financial covenant whereby, during the Covenant Relief Period, the sum of (i) unencumbered and unrestricted cash and cash equivalents held by the Company and its subsidiaries on a consolidated basis and (ii) undrawn availability under the Amended Credit Agreement, must be greater than or equal to $250.0 million.

•
Modified Maximum Unsecured Debt to Unencumbered Asset Value Financial Covenant. This covenant is permanently modified to allow, for purposes of calculating compliance with the covenant: (i) certain short-term indebtedness maturing within 24 months to be reduced by unrestricted cash held by the Company and certain of its subsidiaries in excess of $25.0 million; (ii) unrestricted cash not used as an offset against such short-term indebtedness as provided in the immediately preceding clause (i) to be included in Unencumbered Asset Value; and (iii) payments that are deferred pursuant to a deferral agreement between the Company and a tenant to be included as recurring property revenues under the definition of Unencumbered Property NOI (a component of Unencumbered Asset Value).

•
Modified Minimum Unsecured Interest Coverage Ratio Financial Covenant. This covenant is permanently modified to allow, for purposes of calculating compliance with the covenant, payments that are deferred pursuant to a deferral agreement between the Company and a tenant to be included as recurring property revenues under the definition of Unencumbered Property NOI.

•
Relief from Compliance with Total Debt to Total Asset Value and Maximum Unsecured Debt to Unencumbered Asset Value Financial Covenants. During the Covenant Relief Period, the Company has no obligation to satisfy the Total Debt to Total Asset Value or the Maximum Unsecured Debt to Unencumbered Asset Value financial covenants.

•
Relief from Compliance with Minimum Unsecured Interest Coverage Ratio and Minimum Fixed Charge Covenant Ratio Financial Covenants. During the period commencing on the effective date of the Amendment and ending on the earliest to occur of October 1, 2020 or the expiration or earlier termination of the Covenant Relief Period, the Company has no obligation to satisfy the Minimum Unsecured Interest Coverage Ratio or Minimum Fixed Charge Covenant Ratio financial covenants.

The Amended Credit Agreement also imposes additional restrictions on the Company and its subsidiaries during the Covenant Relief Period, including limitations on certain investments, incurrences of indebtedness, capital expenditures, payment of dividends or other distributions, and stock repurchases, in each case subject to certain exceptions. During the Covenant Relief Period, neither the Company nor any of its subsidiaries is allowed to pay dividends or make other distributions on account of the Company's equity securities other than (i) minimum distributions required to maintain REIT status under the Internal Revenue Code or to avoid incurring any corporate income or excise taxes, or (ii) dividends not exceeding $6.1 million in the aggregate in any calendar quarter with respect to the Company's outstanding preferred equity securities. Further, during the Covenant Relief Period, (i) neither the Company nor any of its subsidiaries may make investments in real estate or related equity investments, and (ii) the Company may not, subject to certain exceptions, guarantee any indebtedness of its subsidiaries, except for any such investments or guaranteed indebtedness that, in the aggregate, do not exceed $75.0 million from the date of the Amendment through December 31, 2020 or $50.0 million for the first calendar quarter of 2021, and except for any investments that constitute non-cash consideration made in exchange for forgiveness of deferred rent or payments under mortgage loans made by the Company or its subsidiaries. Likewise, during the Covenant Relief Period, neither the Company nor any of its subsidiaries may make capital expenditures except for (i) discretionary capital expenditures that do not exceed $125.0 million from the date of the Amendment through December 31, 2020, or $50.0 million during the first calendar quarter of 2021, and (ii) capital expenditures incurred in connection with emergency repairs posing an imminent threat to life safety or property damage. The Amended Credit Agreement also prohibits the Company from voluntarily prepaying the Private Placement Bonds during the Covenant Relief Period.

The Amended Credit Agreement also incorporates certain documentation changes customarily required by banks in comparable credit facilities since the Existing Credit Agreement was originally entered into in 2017, including provisions regarding the possible cessation or replacement of LIBOR.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

In connection with entering into the Amendment described above, on June 29, 2020, the Company also entered into a Second Amendment to Note Purchase Agreement (the "Second Amendment") relating to the Note Purchase Agreement, dated August 1, 2016 (as amended, supplemented or otherwise modified prior to Second Amendment, the "Note Purchase Agreement"), among the Company and certain institutional investors party thereto. The Note Purchase Agreement governs the terms of the Company's outstanding 4.35% Series A Notes due 2024 and its 4.56% Series B Notes due 2026 (collectively, the "Private Placement Bonds"). The Second Amendment amends the Note Purchase Agreement to, among other things: (i) amend certain financial and other covenants and provisions in the Note Purchase Agreement to conform generally to the corresponding covenants and provisions contained in the Amended Credit Agreement; (ii) increase the interest rate payable on the Private Placement Bonds by 0.65% during the Covenant Relief Period; (iii) provide for an additional increase in the interest rate payable on the Private Placement Bonds of 0.60% at all times during the Covenant Relief Period when the Company fails to maintain an investment grade rating from any two of the three above-mentioned ratings agencies; and (iv) include a covenant whereby the Company agrees, during the Covenant Relief Period, to make a pro rata offer to prepay the Private Placement Bonds (and to prepay, on a pro rata basis with the Private Placement Bonds, the Revolving Credit Facility and/or the Term Loan Facility under the Amended Credit Agreement) using the proceeds, net of certain costs, received from certain sales or dispositions of assets in excess of $100.0 million in the aggregate, debt issuances or equity issuances, in each case subject to certain exceptions and subject to the proviso that if any holder of a Private Placement Bond declines to accept the Company's offer to prepay such Private Placement Bond, the Company shall make a corresponding pro rata offer to other holders of the Private Placement Bonds to prepay such Private Placement Bonds in an aggregate amount equal to the amount of such declined prepayment offer, and, insofar as such other holders elect not to accept the Company’s offer to prepay the Private Placement Bonds, any remaining amount of such proceeds shall be applied by the Company to prepay the Revolving Credit Facility and/or the Term Loan Facility. The Second Amendment also prohibits the Company from voluntarily prepaying the Term Loans under the Amended Credit Agreement during the Covenant Relief Period.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Second Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 3.03.	Material Modification to Right of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 8.01.	Other Events.

In connection with entering into the Amendment and Second Amendment described above, on June 29, 2020, the Company suspended its previously disclosed share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark. A Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer
Date: June 29, 2020